Exhibit 99.1
INDEPENDENT AUDITORS' REPORT

To FMT Scottsdale Holdings, L.L.C. and
Walton/SHR FPH Holdings, L.L.C.:

We have audited the accompanying combined financial statements of FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C. (collectively, the “Borrower”) both of which are under common ownership and common management, which comprise the combined balance sheet as of December 31, 2013, and the related combined statements of operations, members’ capital and cash flows for the year ended December 31, 2013, and the related notes to the combined financial statements.
Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Borrower’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Borrower’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C. as of December 31, 2013, and the results of their operations and their cash flows for the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
March 12, 2014

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
COMBINED BALANCE SHEET
(In thousands)

December 31, 2013
Assets:
Property and equipment	$265,950
Less accumulated depreciation	(88,151)
Net property and equipment	177,799

Cash and cash equivalents	6,841
Restricted cash and cash equivalents	4,241
Accounts receivable, net of allowance for doubtful accounts of $17	2,820
Deferred costs, net of accumulated amortization of $3,414	908
Prepaid expenses and other assets	1,793
Total assets	$194,402

Liabilities and Members’ Capital
Liabilities:
Mortgage debt payable	$117,000
Accounts payable and accrued expenses	17,776
Due to affiliate	1,328
Total liabilities	136,104

Members’ capital	58,298
Total liabilities and members’ capital	$194,402

The accompanying notes to the combined financial statements
are an integral part of this statement.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
COMBINED STATEMENT OF OPERATIONS
(In thousands)

For the year ended December 31, 2013
Revenues:
Rooms	$39,624
Food and beverage	41,097
Other hotel operating revenue	12,411
Total revenues	93,132

Operating Costs and Expenses:
Rooms	11,092
Food and beverage	22,998
Other departmental expenses	29,873
Management fees	3,479
Other hotel expenses	6,808
Depreciation	13,139
Corporate expenses	1,087
Total operating costs and expenses	88,476
Operating income	4,656

Interest expense	(1,557)
Interest income	10
Other expenses, net	(45)
Net income	$3,064

The accompanying notes to the combined financial statements
are an integral part of this statement.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
COMBINED STATEMENT OF MEMBERS’ CAPITAL
(In thousands)

	Strategic Hotel Funding, L.L.C.		Walton Street Capital, L.L.C.
	Contributed Capital	Accumulated Losses	Contributed Capital	Accumulated Losses	Total
Balance at January 1, 2013	$35,550	$(7,933)	$35,550	$(7,933)	$55,234
Net income	—	1,532	—	1,532	3,064
Balance at December 31, 2013	$35,550	$(6,401)	$35,550	$(6,401)	$58,298

The accompanying notes to the combined financial statements
are an integral part of this statement.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
COMBINED STATEMENT OF CASH FLOWS
(In thousands)

For the year ended December 31, 2013
Operating Activities:
Net income	$3,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,139
Amortization of deferred financing costs	803
Mark to market of derivative financial instruments	16
Decrease in accounts receivable	337
Increase in prepaid expenses and other assets	(83)
Increase in accounts payable and accrued expenses	1,355
Increase in due to affiliate	117
Net cash provided by operating activities	18,748
Investing Activities:
Proceeds from sale of asset	50
Capital expenditures	(9,692)
Decrease in restricted cash and cash equivalents	9,772
Net cash provided by investing activities	130
Financing Activities:
Payments on mortgage and mezzanine loans	(16,000)
Financing costs	(908)
Net cash used in financing activities	(16,908)
Net change in cash and cash equivalents	1,970
Cash and cash equivalents, beginning of year	4,871
Cash and cash equivalents, end of year	$6,841
Supplemental Schedule of Noncash Activities:
Decrease in capital expenditures recorded as liabilities	$(3,455)
Cash Paid For:
Interest, net of amounts capitalized	$757

The accompanying notes to the combined financial statements
are an integral part of this statement.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013

1.    GENERAL AND BASIS OF PRESENTATION

On June 9, 2011 (the "Transaction Date"), Strategic Hotel Funding, L.L.C. (SH Funding) and Walton Street Capital, L.L.C. (Walton Street) entered into the limited liability company agreements of FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C., Delaware limited liability companies, which are collectively referred to as the Fairmont Scottsdale Princess Venture. The Fairmont Scottsdale Princess Venture was formed to own and operate the Fairmont Scottsdale Princess hotel (the Hotel) located in Scottsdale, Arizona. The Hotel is a luxury, full-service hotel that is subject to a long-term management agreement. Prior to the Transaction Date, SH Funding owned 100% of the Hotel through a series of wholly owned subsidiaries.

SH Funding contributed the assets and liabilities of the Hotel, at historical cost basis, to the Fairmont Scottsdale Princess Venture, and SH Funding and Walton Street contributed combined cash of $77,278,000, which included $4,220,000 of cash from the Hotel. SH Funding and Walton Street jointly control the Fairmont Scottsdale Princess Venture and each hold a 50% ownership interest. SH Funding serves as the managing member. A wholly-owned subsidiary of SH Funding, SHC DTRS, Inc. (Asset Manager), serves as the Hotel’s asset manager (see note 4).

Allocations of net income and losses are generally allocated in accordance with the members’ pro-rata ownership interests pursuant to the Fairmont Scottsdale Princess Venture’s limited liability company agreements. Cash distributions from operations are allocated as follows: (i) to SH Funding and Walton Street pro rata in accordance with their respective ownership percentages until Walton Street has achieved a 12% internal rate of return, (ii) 10% of the balance of such distribution to SH Funding and the remainder to SH Funding and Walton Street pro rata in accordance with their respective ownership percentages until Walton Street has achieved a 15% internal rate of return, and (iii) 20% of the balance of such distribution to SH Funding and the remainder to SH Funding and Walton Street pro rata in accordance with their respective ownership percentages. Additionally, any distribution of sales proceeds is allocated in accordance with the members’ pro-rata ownership interests pursuant to the Fairmont Scottsdale Princess Venture’s limited liability company agreements.

As of the Transaction Date, FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C., although separate legal entities, are under common ownership and management, which serves as the basis for combination for reporting purposes.

The accompanying combined financial statements include the financial position as of December 31, 2013 and results of operations for the year ended December 31, 2013 of the Fairmont Scottsdale Princess Venture. The accompanying combined financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Any related intercompany accounts are eliminated in combination.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events:

The Fairmont Scottsdale Princess Venture has evaluated subsequent events through March 12, 2014 the date the combined financial statements were available to be issued.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Property, Equipment and Depreciation:

Property and equipment consists of land, building, building improvements, site improvements and furniture, fixtures and equipment, and was recorded at carrying value upon formation of the Fairmont Scottsdale Princess Venture (see note 3).

Depreciation is computed on a straight-line basis over the following useful lives:

Building	39 years
Building improvements	5 years
Site improvements	15 years
Furniture, fixtures and equipment	5 years

Hotel improvements in progress include amounts incurred for in-process renovation or expansion projects. Completed renovations and improvements are capitalized and depreciated over their estimated useful lives. Interest expense and certain other costs as well as project related salary and benefit costs incurred during a renovation or development period are capitalized and depreciated over the lives of the related assets. Repairs and maintenance are expensed as incurred.

Impairment:

The Fairmont Scottsdale Princess Venture reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the estimated future undiscounted cash flows derived from the asset are less than its carrying amount. The impairment loss is measured as the excess of the carrying value over the fair value of the asset, with fair value determined based on estimated future discounted cash flows or other relevant data as to the fair value of the asset.

Deferred Financing Costs:

Deferred financing costs consist of loan fees and other costs incurred in connection with obtaining loans. The deferred financing costs have been capitalized and are being amortized to interest expense over the initial maturity of the underlying loans using the straight-line method, which approximates the effective interest method. Upon early extinguishment of debt, any unamortized deferred financing costs are written off and included in loss on early extinguishment of debt.

Inventories:

Inventories located at the Hotel primarily consist of food and beverage stock and retail merchandise. These items are stated at the lower of cost or market and are included in prepaid expenses and other assets on the accompanying combined balance sheet.

Cash and Cash Equivalents:

The Fairmont Scottsdale Princess Venture considers all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with purchased or original maturities of three months or less to be cash equivalents.

Restricted Cash and Cash Equivalents:

As of December 31, 2013, restricted cash and cash equivalents include $898,000 that will be used for property and equipment replacement in accordance with the Hotel’s management agreement and renovation and expansion projects in accordance with a loan agreement (see note 5). As of December 31, 2013, restricted cash and cash equivalents also include tax, insurance, and other reserves of $3,343,000, as required by the loan agreement.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Revenue Recognition:

Revenues include room, food and beverage and other hotel operating revenue such as spa, recreation, and retail. These revenues are recorded net of taxes collected from customers and remitted to government authorities and are recognized when rooms are occupied and as services are rendered.

Income Taxes:

Because FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C. are treated as partnerships for tax purposes, and therefore not subject to federal or state income taxes, no income tax expense or benefit is reflected in the accompanying combined statement of operations.

Derivative Instruments and Hedging Activities:

The Fairmont Scottsdale Princess Venture recognizes all derivatives as either assets or liabilities on the accompanying combined balance sheet and measures those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, or (b) a hedge of the exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

Fair Value of Financial and Nonfinancial Instruments:

Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy has been established that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Fairmont Scottsdale Princess Venture has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Fairmont Scottsdale Princess Venture’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3.    PROPERTY AND EQUIPMENT

The following summarizes the Fairmont Scottsdale Princess Venture’s property and equipment as of December 31, 2013 (in thousands):

2013
Land	$14,664
Building	169,107
Building improvements	16,458
Site improvements	17,220
Furniture, fixtures and equipment	48,317
Improvements in progress	184
Total property and equipment	265,950
Less accumulated depreciation	(88,151)
Net property and equipment	$177,799

4.    MANAGEMENT AGREEMENTS AND OPERATING LEASE AGREEMENT

The Hotel is subject to a management agreement with Fairmont Hotels & Resorts (U.S.) Inc. (the Operator). The terms of this agreement generally require the Operator to furnish the Hotel with certain services, which include on-site management, marketing, maintenance, operations, reservations, and additional services as needed. The initial expiration of the management agreement is December 31, 2036. The Operator has the option to extend the management agreement for three additional 10-year extension periods. The agreement provides for the payment of a base management fee of 3.0% of total revenues (as defined in the hotel management agreement) provided that certain conditions are met. In addition, an incentive fee may be paid if certain criteria are met. The base management fee for the year ended December 31, 2013 was $2,793,000. The incentive fee for the year ended December 31, 2013 was $686,000.

The Asset Manager, an affiliate of SH Funding, serves as the Hotel’s asset manager and is entitled to earn fees under an asset management agreement with the Fairmont Scottsdale Princess Venture. Under the terms of the agreement, the Asset Manager receives fees amounting to 1.0% of total revenues (as defined in the hotel management agreement) during years one and two following the formation of the Fairmont Scottsdale Princess Venture, 1.25% during years three and four, and 1.5% thereafter (the Base Fee) and 5% of the Fairmont Scottsdale Princess Venture’s project costs that exceed $1,000,000 and 3% of project costs related to the renovation of the Hotel’s ballroom (the Project Management Fee) (as defined in the asset management agreement).

For the year ended December 31, 2013, the Fairmont Scottsdale Princess Venture incurred Base Fees of $1,007,000, included in corporate expenses on the combined statement of operations. The Project Management Fee incurred for the year ended December 31, 2013 was $182,000, included in property and equipment on the combined balance sheet. As of December 31, 2013, the Fairmont Scottsdale Princess Venture has a payable to the Asset Manager of $1,328,000, recorded as due to affiliate on the combined balance sheet.

One parcel of land related to the Hotel is subject to a ground lease arrangement. The ground lease commenced on December 30, 1985, and has a term of 99 years, which was extended an additional 25 years in January 2014. The arrangement requires annual rent payments equal to $1,500,000 plus 1.25% of the Hotel's gross sales at or above $75,000,000 through December 31, 2014, $1,500,000 plus 1.5% of the Hotel's gross sales at or above $100,000,000 through December 31, 2020, and 2.0% of the Hotel’s gross sales through the remaining term of the lease (as defined in the lease agreement). For the year ended December 31, 2013, the Fairmont Scottsdale Princess Venture incurred $1,767,000 in ground rent expense, which was recorded in other hotel expenses in the combined statement of operations.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Minimum future rental payments due under the ground lease as of December 31, 2013 are as follows (in thousands):

Years Ending December 31,
2014	$1,500
2015	1,500
2016	1,500
2017	1,500
2018	1,500
Thereafter	3,000
$10,500

5.    RESERVE FOR REPLACEMENT OF FURNITURE, FIXTURES, AND EQUIPMENT

The management agreement requires the establishment of a separate reserve for replacement of and additions to furniture, fixtures, and equipment (FF&E Reserve). The Fairmont Scottsdale Princess Venture is required to fund 4.0% of total revenues (as defined in the management agreement) into the reserve, which is included in restricted cash and cash equivalents on the combined balance sheet. In addition, a loan restructuring agreement (see note 6) required that the Fairmont Scottsdale Princess Venture provide a capital expenditure deposit in the amount of $22,850,000 on the Transaction Date to fund the renovation and expansion of the Hotel’s ballroom and meeting space, which was completed in 2012.

The following table summarizes the activity in the FF&E Reserve for the year ended December 31, 2013 (in thousands):

2013
Balance, beginning of year	$3,771
Hotel FF&E amounts funded	3,726
Hotel FF&E expenditures	(3,877)
Capital escrow expenditures	(2,722)
Balance, end of year	$898

6.    INDEBTEDNESS

Mortgages Payable:

On the Transaction Date, SH Funding contributed existing loans of $180,000,000 secured by the Hotel, which included a $140,000,000 first mortgage and $40,000,000 mezzanine debt. Concurrent with the formation of the Fairmont Scottsdale Princess Venture, the Hotel’s $40,000,000 mezzanine debt was retired. In addition, a loan restructuring agreement was executed, whereby the Hotel’s $140,000,000 first mortgage was amended and extended. The amendment included a $7,000,000 principal payment, and the debt maturity was extended through December 31, 2013 with an option for a second extension through April 9, 2015, subject to certain conditions, which among other things, included the payment of an extension fee and having a debt service coverage ratio of 1.25 at the time of the extension. On December 20, 2013, the Fairmont Scottsdale Princess Venture entered into an amendment to the mortgage loan. The amendment extended the maturity date to April 9, 2015 and reduced the principal amount of the loan to $117,000,000. Interest remains payable monthly at LIBOR plus 0.36%. The interest rate at December 31, 2013 was 0.53%. The loan agreement requires the maintenance of certain financial covenants, all of which the Fairmont Scottsdale Princess Venture was in compliance with at December 31, 2013.

Total interest expense includes a reduction related to capitalized interest for the year ended December 31, 2013 of $12,000. Total interest expense includes amortization of deferred financing costs for the year ended December 31, 2013 of $803,000.

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

7.    DERIVATIVES

The Fairmont Scottsdale Princess Venture manages interest rate risk by varying its exposure to variable rates while attempting to minimize interest costs, principally through the use of an interest rate cap. The Fairmont Scottsdale Princess Venture enters into interest rate cap agreements with high credit quality counterparties in order to reduce its exposure to credit losses. The cap limits exposure on variable rate debt that would result from an increase in interest rates. The Fairmont Scottsdale Princess Venture’s lender, as stipulated in the respective loan agreements, requires an interest rate cap agreement. All derivatives are recognized at fair value in prepaid expenses and other assets on the combined balance sheet.

The Fairmont Scottsdale Princess Venture has determined that the majority of the significant inputs used to value its derivatives fall within Level 2 of the fair value hierarchy. The valuation of the interest rate caps is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.

The Fairmont Scottsdale Princess Venture does not have any derivative financial instruments that are designated as hedges.

Derivative Not Designated as Hedging Instrument:

Derivatives not designated as hedges are not speculative and are used to manage the Fairmont Scottsdale Princess Venture’s exposure to interest rate movements and other identified risks but do not meet the hedge accounting requirements. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings.

The Fairmont Scottsdale Princess Venture has the following outstanding interest rate derivative as of December 31, 2013 that was not designated as a hedging instrument:

Interest Rate Derivative	Number of Instruments	Notional (in thousands)
Interest rate cap	1	$117,000

As of December 31, 2013 the aggregate notional amount of the interest rate cap was $117,000,000. The interest rate cap has a LIBOR strike rate of 4.0% and a maturity date of April 15, 2015.

Fair Value of Derivative Instrument:

As of December 31, 2013, the fair value of the Fairmont Scottsdale Princess Venture's derivative financial instrument was zero.

Effect of Derivative Instrument on the Combined Statement of Operations:

The table below presents the effect of the Fairmont Scottsdale Princess Venture’s derivative financial instrument on the combined statement of operations for the year ended December 31, 2013 (in thousands):

2013
Derivative Not Designated as Hedging Instrument
Interest rate cap:
Loss recognized in other expenses, net	$(16)

FMT SCOTTSDALE HOLDINGS, L.L.C. AND
WALTON/SHR FPH HOLDINGS, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

8.	COMMITMENTS AND CONTINGENCIES

Environmental Matters:

The Hotel has been subjected to environmental site assessments. None of the environmental assessments have revealed, nor is the Fairmont Scottsdale Princess Venture aware of any environmental liability that it believes would have a material effect on its business or combined financial statements.

Litigation:

The Fairmont Scottsdale Princess Venture is party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, the Fairmont Scottsdale Princess Venture does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material effect on its business or combined financial statements.

9.    FAIR VALUE OF FINANCIAL INSTRUMENTS

As of December 31, 2013, the carrying amounts of certain financial instruments employed by the Fairmont Scottsdale Princess Venture, including cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments.
At December 31, 2013, the carrying value of the Fairmont Scottsdale Princess Venture’s mortgage payable was $117,000,000. At December 31, 2013, the Fairmont Scottsdale Princess Venture estimated the fair value of the mortgage payable to be approximately $114,000,000.

The Fairmont Scottsdale Princess Venture estimated the fair value of the debt using a future discounted cash flow analysis based on the use and weighting of multiple market inputs being considered. Based on the frequency and availability of market data, all inputs used to measure the estimated fair value of the debt are Level 2 inputs. The primary sensitivity in this calculation is based on the selection of appropriate discount rates.